UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934 (Amendment No.  )

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NORTHERN POWER SYSTEMS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTHERN POWER SYSTEMS CORP.

29 Pitman Road, Barre, Vermont 05641

NOTICE OF THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 26, 2016

Dear Shareholder:

You are cordially invited to attend the Annual General Meeting of Shareholders (the “Annual Meeting”) of Northern Power Systems Corp., a British Columbia corporation (the “Company” or “Northern Power”). The Annual Meeting will be held on August 26, 2016 at 10:00 a.m. (local time) at the Company’s offices located at 281 Winter Street, Suite 120, Waltham, MA 02451, for the following purposes:

1.	To set the number of directors of the Company at nine.

2.	To elect the nine director nominees named herein to hold office until the 2017 Annual General Meeting of Shareholders.

3.	To appoint RSM US LLP (f/k/a McGladrey LLP) as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

4.	To receive the audited financial statements of the Company from the financial year ended December 31, 2015 and accompanying report of the independent registered public accounting firm.

5.	To conduct any other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Information Circular and Proxy Statement (“Proxy Statement”) accompanying this Notice.

Shareholders of record as of the close of business on July 22, 2016, the record date, are entitled to notice of, and to vote at, this year’s Annual Meeting. On August 5, 2016, we commenced mailing to shareholders as of the record date this Notice of the Annual General Meeting of Shareholders, Proxy Statement, and a shareholder proxy card or voter information form (collectively, the “Meeting Materials”). The Meeting Materials are also available on the Investor Relations page of the Company’s website, http://www.ir.northernpower.com. To obtain directions to the Company’s Waltham, VT office in order to attend the Annual Meeting in person, please visit the Events & Presentations link in the Investor Relations section of our website, or contact Investor Relations at ir@northernpower.com or 1-802-661-4673. Except to the extent expressly stated herein, our website is not incorporated herein by reference.

We believe the vote of every Northern Power shareholder is important. Whether or not you plan to participate in the Annual Meeting, we encourage you to review the accompanying Proxy Statement for information relating to each of the proposals and to cast your vote promptly.

By Order of the Board of Directors,

Ciel R. Caldwell

Barre, Vermont

August 5, 2016

Northern Power Systems Corp.

29 Pitman Road, Barre, VT 05641

INFORMATION CIRCULAR AND PROXY STATEMENT

FOR THE 2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 26, 2016

Dated August 5, 2016

This information circular and proxy statement (“Proxy Statement”) is being provided in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Northern Power Systems Corp. (the “Company” or “Northern Power”) for use at the Company’s 2016 Annual General Meeting of Shareholders (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. The Annual Meeting will be held on Friday, August 26, 2016, at 10:00 a.m. (local time) at the Company’s offices, located at 281 Winter Street, Suite 120, Waltham, MA 02451 U.S.A., or at such other time or place to which the Annual Meeting may be postponed or adjourned.

On August 5, 2016, the Company commenced mailing to shareholders a Notice of Meeting, Proxy Statement, and either a proxy card or voting information form (the “Meeting Materials”). The Meeting Materials provide information on how to vote your shares over the Internet, by mail, or by facsimile.

Except where otherwise indicated, all dollar amounts set forth in this Proxy Statement are in United States dollars, the currency used by the Company to report its financial statements.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

How many shares must be present to hold the Annual Meeting?

A quorum of shareholders is necessary to hold a valid meeting. A quorum is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued and outstanding shares entitled to vote at the Annual Meeting. On July 22, 2016, the record date, there were an aggregate of 23,173,884 common shares outstanding and entitled to vote at the Annual Meeting. Thus, the holders of 1,158,695 common shares must be present in person or represented by proxy at the Annual Meeting to have a quorum. Your shares will be counted towards the quorum if you either attend the Annual Meeting or properly submit a proxy (or one is submitted on your behalf by your broker, bank, or other nominee).

Who may vote at the Annual Meeting?

Only shareholders of record at the close of business on July 22, 2016 will be entitled to vote at the Annual Meeting. On this record date, there were 23,173,884 common shares and no class B restricted shares outstanding and entitled to vote at the Annual Meeting. Each common share is entitled to one vote on each matter.

Shareholder of Record: Shares Registered in Your Name

If on July 22, 2016 your shares were registered directly in your name with the Company’s transfer agent, TSX Trust (formerly TMX Equity Transfer Services) (“TSX Trust”), then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote your shares electronically over the Internet, by facsimile, or by signing and returning the proxy card you received with your Meeting Materials.

Beneficial Owner: Non-Objecting Beneficial Owner

If on July 22, 2016 your shares were held not in your name, but rather in an account at a brokerage firm, bank, or other similar organization, and you have given that organization permission to release your name and address to us, you are considered a Non-Objecting Beneficial Owner (“NOBO”). These Meeting Materials are being sent to both registered and non-registered owners of the securities. If you are a NOBO and the Company or its agent has sent the Meeting Materials directly to you, your name, address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf. By choosing to send these Meeting Materials to you directly, the Company (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these Meeting Materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. However, as a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. As a NOBO, you may vote using the voting instruction form enclosed with the Meeting Materials you received. In order to attend the Annual Meeting in person, you need either to request and obtain a valid proxy from your broker or other agent or to otherwise give timely notice in writing to the Company, TSX Trust, or your intermediary, in accordance with applicable securities laws, so that you are appointed as proxyholder. We urge you to fill out and return your voting instruction form to ensure your vote is counted or to promptly take steps to have yourself appointed as proxyholder to attend the Annual Meeting in person.

Beneficial Owner: Objecting Beneficial Owner

If on July 22, 2016 your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, and you have not given your brokerage firm, bank, dealer or other similar organization permission to release your name and address to us, you are considered an Objecting Beneficial Owner (“OBO”). As an OBO, you are the beneficial owner of shares held in the “street name” of the brokerage firm, bank, dealer or other organization, and the Meeting Materials were forwarded to you by that organization. We are paying all the costs of forwarding such materials to you.

The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. To direct your broker or other agent, follow the instructions provided with the Meeting Materials. You are also invited to attend the Annual Meeting. However, as an OBO, since you are not the shareholder of record and the Company has no way of verifying that you are a beneficial owner, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent, or otherwise give timely notice in writing to your intermediary, in accordance with applicable securities laws, so that you are appointed as proxyholder.

What happens if my shares are held in more than one account?

If your shares are held in more than one account, you will receive a Notice for each account. To ensure that all your shares in each account are voted, you must vote in accordance with the Notice you receive for each account.

What matters are being considered at the Annual Meeting?

There are three matters scheduled for a vote:

1.	Setting the number of directors at nine;

2.	Electing nine directors; and

3.	Appointing RSM US LLP (f/k/a McGladrey LLP) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016.

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxies to vote on those matters in accordance with their best judgment.

How do I vote?

You may vote either FOR or AGAINST setting the number of directors at 9 as described in Proposal 1. With regard to the election of each director nominee in Proposal 2, and with regard to Proposal 3, each as set forth in this Proxy Statement, you may vote “FOR” or to “WITHHOLD.” If you elect to “WITHHOLD” your votes, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting, but will have no effect on the outcome of the election of our directors in an uncontested election, or on the outcome of the vote on the remaining proposals properly brought to vote at the Annual Meeting.

The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy using the proxy card sent to you with the Meeting Materials. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person, even if you have already voted by proxy.

•	To Vote in Person: Come to the Annual Meeting and we will give you a ballot when you arrive.

•	To Vote by Mail: Complete, sign and date the proxy card included with your Meeting Materials and return it promptly using the envelope provided with those materials. If you return your signed proxy card to us before the Annual Meeting, we will vote or withhold your shares from voting as you direct and, if you specify a choice with respect to any matter to be acted upon, your securities will be voted or withheld from voting accordingly.

You have the right to appoint a person other than the persons designated on the proxy card to attend the Annual Meeting and act on your behalf. The person you appoint does not need to be a shareholder. To exercise this right, strike out the printed names of the individuals specified as proxyholders on the proxy card and insert the name of your appointee in the blank space provided or complete another proper form of proxy.

•	To Vote by Facsimile: Fax your signed proxy card to 1-416-595-9593. Your vote must be received by 10:00 a.m. Eastern Time on Wednesday, August 24, 2016 to be counted.

•	To Vote via the Internet: Go to www.voteproxyonline.com to complete the electronic proxy card. You will be asked to provide the control number from the proxy card sent to you with the Meeting Materials. Your vote must be received by 10:00 a.m. Eastern Time on Wednesday, August 24, 2016, to be counted.

Beneficial Owners: Shares Registered in the Name of Broker or Bank

If you are a Non-Objecting Beneficial Owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with the Meeting Materials. Follow the instructions provided on the voting instruction form to ensure that your vote is counted. You may vote in person at the Annual Meeting, however, to do so you must obtain a valid proxy from your broker, bank or other agent or provide or otherwise give timely notice in writing to the Company, TSX Trust, or your intermediary, in accordance with applicable securities laws. Follow the instructions from your broker or bank included with the Meeting Materials, or contact your broker or bank to request a proxy form.

If you are an Objecting Beneficial Owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with the Meeting Materials from that organization. Follow the instructions provided on the voting instruction form to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent or otherwise give timely notice in writing to your intermediary, in accordance with applicable securities laws. Follow the instructions from your broker or bank included with the Meeting Materials, or contact your broker or bank to request a proxy form.

All proxies properly submitted in time to be counted at the Annual Meeting will be voted in accordance with the instructions contained therein. If you submit your proxy without voting instructions, your shares will be voted by the proxy holders in accordance with the recommendations of the Board of Directors set forth below. If any other matter not described in this Proxy Statement is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your sharers using his or her best judgment.

How many votes do I have?

On each matter to be voted upon where a poll is conducted, you have one vote for each common share you own as of July 22, 2016. At the Annual Meeting, votes will be conducted by a show of hands unless (i) a poll is demanded by a shareholder, (ii) the Chairman directs a vote, or (iii) if more than 5% of the votes submitted by proxy or voting instruction form on the matter are “AGAINST” or “WITHHOLD”.

What if I do not vote?

If you are a shareholder of record and do not vote by completing your proxy card or in person at the Annual Meeting, your shares will not be voted. If you are a Beneficial Owner and do not instruct your broker, bank, or other agent how to vote your shares, or to have yourself appointed as proxyholder to attend the Annual Meeting in person, your shares will not be voted.

May I revoke my proxy and change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. Shareholders of record can revoke their proxies in the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to Northern Power at 29 Pitman Road, Barre, Vermont 05641, Attn: Ciel Caldwell or to our registered office care of Fasken Martineau DuMoulin LLP, Attn: Northern Power Systems Corp., 2900-550 Burrard Street, Vancouver, British Columbia, V6C 0A3.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

•	You may revoke your proxy in any other manner allowed by law.

Your most current proxy card is the one that is counted.

If you are a beneficial owner of shares (a NOBO or OBO, as described above), you should follow the instructions provided by your broker or bank in order to change your vote.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. Solicitation will primarily be via the Meeting Materials, however, our employees may also solicit proxies in person, by telephone, or by other means of communication. Such persons will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to our objecting beneficial shareholders.

What vote is required to approve each item?

A majority of votes cast is necessary for the approval of the number of directors (Proposal 1). The nine nominees for election as directors who receive a plurality of the votes cast for election of directors shall be elected directors (Proposal 2). A majority of votes cast is necessary for the appointment of RSM US LLP (f/k/a McGladrey LLP) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 3).

If there are insufficient votes to approve Proposals 1, 2, or 3, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting, unless you withdraw or revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election (scrutineer) appointed for the meeting, who will separately count the votes for each of the matters on which a vote was held at the Annual Meeting.

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be announced by news release and published in a current report on a Form 8-K that we expect to file at www.sec.gov within four business days after the Annual Meeting. We will also file a news release and a report on voting results on SEDAR at www.sedar.com.

MATTERS TO BE ACTED UPON AT THE MEETING

PROPOSAL 1: SETTING THE NUMBER OF DIRECTORS

Under the Articles, the shareholders of the Company are required to set the number of Directors of the Company by ordinary resolution. The Board of Directors is recommending that the number of directors be set at nine at the Annual Meeting.

In order to be approved, the resolution of Proposal 1 must receive “For” votes from the holders of a majority of shares present at the Annual Meeting and entitled to vote, either in person or represented by proxy.

The Board of Directors Recommends a Vote “For” Proposal 1

PROPOSAL 2: ELECTION OF DIRECTORS

The Board of Directors consists of nine directors. The term of each director expires at our Annual Meeting, unless the office is earlier vacated in accordance with the Articles of the Company (“Articles”) or the Business Corporations Act (British Columbia) (“BCBCA”) or he or she becomes disqualified to act as a director. Seven of the nine nominees listed below were previously elected by the shareholders. The remaining two directors, Gregory Wolf and Ciel R. Caldwell, were appointed to the Board of Directors on July 22, 2015 and July 28, 2016, respectively. The Board of Directors is recommending that each of the nine nominees listed below be elected to serve as directors of the Company until the Company’s 2017 Annual General Meeting of Shareholders.

Directors are elected by a plurality of the votes cast of the holders of shares present in person or represented by proxy at the Annual Meeting. The director nominees who receive the most votes will be elected as directors for the ensuing year, subject to application of the Majority Voting policy, as described below.

Nominees

The Compensation and Corporate Governance Committee has evaluated the following slate of nominees and found each nominee to have high personal and professional integrity, to have demonstrated ability and sound judgment, and to be effective, in conjunction with the other nominees, in collectively serving the long-term interests of the Company’s shareholders:

Name, Place of Residence and Offices Held	Age	Period Served as Director	Number of and Type of Securities Held(1)
Marcus D. Baker(2) (3) Darien, CT USA Director	58	August 2008–present	1,428,981 common shares 20,000 stock options (6.25%)
Ciel R. Caldwell Boston, MA USA Senior Vice President for Operations and Finance, Secretary, Director	44	July 2016–present	12,840 common shares 240,119 stock options (1.08%)
Alexander “Hap” Ellis III(2) (4) Jamaica Plain, MA USA Director	67	September 2008–present	4,907,665 common shares 20,000 stock options (21.25%)
Richard Hokin Darien, CT USA Director	76	August 2008–present	2,144,143 common shares 20,000 stock options (9.33%)
William F. Leimkuhler(3) (4) Darien, CT USA Chairman and Director	65	November 2013–present	62,441 common shares 20,000 stock options (less than 1%)
Robert L. Lentz(3) Boston, MA USA Director	66	March 2014–present	89,537 common shares 20,000 stock options (less than 1%)
Troy C. Patton(2) Tequesta, FL USA President, CEO, and Director	47	April 2012–present	36,000 common shares 630,482 stock options (2.80%)
John Simon, Ph.D. (2) (4) Bronxville, NY USA Lead Director	73	August 2008–present	2,455,524 common shares 20,000 stock options (10.67%)
Gregory Wolf Charlotte, NC USA Director	46	July 2015–present	15,400 common shares (less than 1%)

(1)	Percentages are based on 23,173,884 common shares issued and outstanding as of the record date, July 22, 2016. The number and type of securities held include securities which the nominee may be deemed to be a beneficial holder. The method of calculating the percentage, and the explanatory notes for each director, are the same as described in the Principal Shareholder table and description below.
(2)	Member of the Executive Committee.
(3)	Member of the Audit Committee.
(4)	Member of the Compensation and Corporate Governance Committee.

The Board of Directors does not contemplate that any of its nominees will be unable to serve as a director. If any vacancies occur in the slate of nominees listed below before the Annual Meeting, then the proxyholder named in shareholder’s proxy will exercise discretionary authority to vote the shares represented by proxy for the election of any other person(s) as director(s).

Biographies of Directors

Marcus D. Baker has been a member of our Board since August 2008. He is also President of Baker Companies, Inc. The Baker Companies is a privately owned real estate development and investment organization specializing in industrial and multi-family properties, homebuilding, and certain non-real estate investments including both public and private investments in the energy and healthcare industries. Mr. Baker has been with The Baker Companies in various roles since 1984, including land acquisition and development, construction management, leasing and project financing, and investment management. Previously, he was an Assistant Banking Officer at Mellon Bank, NA. Mr. Baker holds a B.S. in Economics from Middlebury College. Mr. Baker is also the President of The Winifred Masterson Burke Foundation, Inc. in White Plains, NY, and a Director of the Burke Medical Research Institute. The Board believes that Mr. Baker’s extensive managerial and investment experience, and his performance as a member of our Board, provide him with the qualifications and skills to continue to serve as a director.

Ciel R. Caldwell has been a member of our Board since July 2016. Ms. Caldwell has served as the Company’s Senior Vice President for Operations and Finance since May 2016, and was appointed Secretary in November 2015. Ms. Caldwell joined the Company in February of 2011 as Vice President and Corporate Controller, and was named Chief Financial officer in February 2013. Before Northern Power, from October 2008 to May 2010, Ms. Caldwell was the Vice President, Corporate Finance of Vistaprint, N.V. (NASDAQ:VPRT), now known as Cimpress, N.V. (NASDAQ:CMPR), an online marketing solutions retailer. Prior to that, Ms. Caldwell served in various senior financial leadership positions at 3Com Corporation, a global provider of enterprise networking and security solutions, from 2003 to October 2008, including Vice President and Assistant Controller, Senior Director Corporate Accounting, and Director of Investor Relations. Prior to 3Com Corporation, she held senior financial positions at Level 3 Communications, Inc. (NYSE:LVLT), and began her career at PricewaterhouseCoopers. Ms. Caldwell holds a B.S. in Accounting from Babson College. The Board believes that Ms. Caldwell’s perspective and breadth of experience as a senior executive with Northern Power and other publicly traded companies provides her with the qualifications and skills to serve as a director.

Alexander “Hap” Ellis III has been a member of our Board since September 2008. Mr. Ellis has extensive operating experience in electric power and renewable energy. He is a General Partner of RockPort Capital Partners, a leading multi-stage venture capital firm that invests in the areas of renewable and conventional energy, mobility and sustainability. He has been a general partner in RockPort Capital Partners since its inception in 2000 and has primarily focused on renewables, electric grid technologies, advanced materials and transportation and emission control technologies. Prior to the formation of RockPort’s first fund, he joined RockPort Partners, a merchant bank specializing in energy and environmental projects in 1998. Mr. Ellis also serves on the boards of Gazelle, Inc., and Old Westbury Funds, Inc., as well as the George H.W. Bush Foundation and Cornell Laboratory of Ornithology. Mr. Ellis holds a B.A. in Political Science from Colorado College and an M.B.A. from Yale School of Management. Mr. Ellis’s experience as a director of public companies, combined with his broad experience as a general partner of RockPort Capital Partners in investing in clean tech companies, as well as his ability to assist the Company with fundraising and other strategic initiatives, and his performance as a member of our Board, provide him with the qualifications and skills to continue to serve as a director.

Richard Hokin has been a member of our Board since August 2008. He has served as a director of Intermountain Industries, Inc., an oil and gas exploration company, since 1982, and has served as Chairman of Intermountain’s board and of each of its subsidiaries since 1984. He has been a director of Gorda Estates Limited since 1988 and its Managing Director since 2014. Gorda Estates Limited is engaged in hospitality services and real estate development. Mr. Hokin is Managing Director of Century America, LLC, a privately owned holding company. He has served as a director of the Pacific Coast Gas Association, now known as Western Energy Institute.

Mr. Hokin holds a B.A. in English from Princeton University. The Board believes that Mr. Hokin’s extensive managerial and investment experience, and his performance as a member of our Board, provide him with the qualifications and skills to continue to serve as a director.

William F. Leimkuhler joined our Board in November 2013, and was appointed Chairman in December 2013. He has been General Counsel and Director of Business Development of Paice LLC, a privately held developer of hybrid electric powertrains, since 1999. Mr. Leimkuhler also advises a number of technology based companies on business, financial and legal matters. From 1994 through 1999, he held various positions with Allen & Company LLC, a New York investment banking firm, initially serving as the firm’s General Counsel. Prior to that, Mr. Leimkuhler was a corporate partner with the New York law firm of Werbel & Carnelutti. Mr. Leimkuhler has been a director of Argan, Inc. (NYSE MKT:AGX) since 2007 and U.S. Neurosurgical, Inc. (OTCBB:USNU) since 1999. He served as a director of Integral Systems, Inc. (NASDAQ:ISYS) from 2006 to 2011 and Speedus Corp. (OTCPK:SPDE) from 2002 to 2011. Mr. Leimkuhler holds a B.S.E. in Civil Engineering and a M.Eng. in Civil Engineering from the Massachusetts Institute of Technology and a J.D. from New York University. The experience that Mr. Leimkuhler has developed as a legal executive with an investment banking firm, a securities law firm partner and a board member for other public companies makes him a valuable member of our Board, particularly with respect to matters relating to financial reporting and corporate governance requirements.

Robert L. Lentz joined our Board in March 2014. Since July 2012, Mr. Lentz has been employed by Northeastern University as an Executive Professor and the Entrepreneur in Residence for the Center for Entrepreneurship Education. Mr. Lentz served as an independent consultant from March 2009 to June 2012; as the interim Chief Executive Officer of Digital Reef, Inc., a provider of data management platforms, from July 2009 until March 2011; and as the interim Chief Executive Officer of the Managed Analytics Business of Deloitte Consulting LLP from January 2012 to June 2012. Prior to that, he served as President and Chief Executive Officer of Permission TV, Inc., (later known as VisibleGains, Inc.), an online video platform provider from September 2006 to March 2010. From September 2003 to September 2006, he was the Senior Vice President of Operations and Chief Financial Officer of OATSystems, Inc., a provider of radio-frequency identification (RFID) software for supply chain management systems, which was acquired by Checkpoint Software Technologies Ltd (NASDAQ GS:CHKP). Prior to that, he was Senior Vice President, Operations and Chief Financial Officer of eRoom Technology, a supplier of web-based collaborative workspace solutions, which was acquired by Documentum, Inc. Mr. Lentz has served as a member of the Board of Monotype Imaging Holdings, Inc. (NASDAQ:TYPE), a provider of typefaces and technology for creative applications and consumer devices, since August 2008 and currently serves as Chairman. Mr. Lentz was a certified public accountant and holds a B.A. in business administration from Northeastern University and an M.B.A. from Babson College. The Board believes that Mr. Lentz’s extensive managerial and operational experience, and his experience as a public company director, provide him with the qualifications and skills to serve as a director.

Troy C. Patton was named the Company’s Chief Executive Officer and appointed to the Board of Directors in April 2012. He joined us in April 2009 as President of the Utility Wind business. During that time, he led our successful development of the NPS 2.3 MW permanent magnet direct-drive wind turbine. Mr. Patton has more than 20 years of experience in the power generation industry. From October 2006 to April 2009, he was Senior Vice President of Engineering and Products at Vestas Wind Systems A/S (CPSE:VWS). Before that role, Mr. Patton served in numerous technical and leadership roles at General Electric Company’s (NYSE:GE) Gas Turbine and Wind Turbine businesses, and helped facilitate GE’s integration of Enron’s wind energy business in 2003. Earlier in his career, he served as a load dispatcher and engineer on a U.S. aircraft carrier and U.S. nuclear submarine, respectively. Mr. Patton holds a B.S. in Aerospace and Ocean Engineering from Virginia Polytechnic and State University and an M.B.A. from Clemson University. The Board believes Mr. Patton’s perspective and experience as a senior executive in our industry, as well as his depth of operating experience in the energy industry, provide him with the qualifications and skills to serve as a director.

John Simon, Ph.D. has been a director since August 2008, and served as Chairman of our Board from that date until December 2013 at which time he became lead director. Dr. Simon is a Managing Director of the investment banking firm, Allen & Company LLC, where he has been employed for over 25 years. He was a member of the board of directors of Cardica, Inc. (NASDAQ:CRDC), a cardiac surgical device manufacturer, from June 2001 through December 2015, and continues to serve on the boards of several privately held companies. He was a member of the board of directors for Neurogen Corporation (NASDAQ:NRGN), a biopharmaceutical company, from 1993 to December 2009. Dr. Simon holds a B.S. in Chemistry from The College of William & Mary, a Ph.D. in Chemical Engineering from Rice University, and both an M.B.A. in finance and a J.D. from Columbia University. The Board believes that Dr. Simon is appropriate to serve on the Board due to his broad experience in capital markets, corporate and financial strategy, and his having been instrumental in advising us and our Board on business development, strategy and capital raising efforts.

Gregory Wolf has been a director since July 2015. Mr. Wolf has more than 20 years of leadership experience in the energy industry, with particular expertise in renewable energy. As of July 14, 2016, Mr. Wolf is the Chief Executive Officer of Leeward Renewable Energy, LLC, a growth-oriented limited partnership formed to own, operate, develop and acquire a diversified portfolio of renewable energy assets. Leeward maintains ownership and operating interests in 18 windfarms comprising 1,557 MW across the United States, and is an affiliate of Arc Light Capital Partners, LLC, one of the leading private equity firms focused on energy infrastructure investments. Prior to Leeward, Mr. Wolf was President of Duke Energy Renewables, where he led the integrated renewable energy business. His previous roles at Duke Energy included serving as Senior Vice President of Development for Duke Energy’s commercial unit, where he created Duke Energy’s solar and biomass business and managed a national development pipeline. Prior to Duke Energy, Mr. Wolf held executive roles at General Electric, where he managed energy investments for GE Capital and led business development for GE Power Systems. Mr. Wolf currently serves on the boards of Semprius Inc., The Carolina Thread Trail, and the University of Cincinnati Foundation. Mr. Wolf earned undergraduate degrees in Industrial Management and Finance from the University of Cincinnati and a Master of Business Administration from the Harvard Business School. The Board believes Mr. Wolf’s perspective and depth of experience as a senior executive in the renewable energy industry provide him with the qualifications and skills to serve as a director.

Corporate Cease Trade Orders; Bankruptcies; Penalties and Sanctions

Corporate Cease Trade Orders; Corporate Bankruptcies. Except as disclosed herein, to the knowledge of Northern Power, no proposed nominee for election as a director is, as of the date of this Proxy Statement, or has been within ten years of the date of this Proxy Statement:

(a)	a director or chief executive officer or chief financial officer of any company (including Northern Power) that was subject to a cease trade order or an order similar to a cease trade order or that denied the relevant company access to any exemption under securities legislation that, in each case, was in effect for a period of more than 30 consecutive days:

(i)	that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(ii)	that was issued after the director or executive ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in that capacity.

(b)	a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement, or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that company.

In 2006, RockPort Capital Partners, a venture capital firm, invested in a California-based company, ISE Corporation, which provided integrated hybrid drive solutions for municipal bus and truck platforms. Alexander Ellis III, one of Northern Power’s directors, represented RockPort on the board of ISE Corporation. ISE Limited, the parent company of ISE Corporation, listed on the TSX in early 2010, only to find its core market – California municipalities – suffer significant financial setbacks due to the recession. The board of directors of ISE

Corporation concluded reluctantly to file for bankruptcy protection on August 10, 2010. The TSX suspended trading officially on September 10, 2010. RockPort and the other venture capital investors lost 100% of their investment.

Individual Bankruptcies. To the knowledge of Northern Power, no proposed nominee for election as a director has, within ten years of the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement, or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

Penalties and Sanctions. To the knowledge of Northern Power, no proposed nominee for election as a director has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority, has entered into a settlement agreement with any securities regulatory authority or has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder in deciding whether to vote for the proposed directors.

Majority Voting Policy

The Company has adopted a majority voting policy, pursuant to which if a nominee for election as director receives a greater number of votes “withheld” than votes “for” at a meeting of shareholders of the Company, such nominee shall offer his or her resignation as a director to the Board of Directors immediately following the meeting of shareholders of the Company at which the director was elected. Upon receiving such offer of resignation, the Compensation and Corporate Governance Committee will consider such offer and make a recommendation to the Board of Directors whether to accept it or not. The Company will announce the decision of the Board of Directors in a news release with respect to whether the Board has decided to accept such director’s resignation, which decision will be made within 90 days following the meeting of shareholders of the Company. The director who tendered such resignation will not be part of any deliberations of any Board committee (including the Compensation and Corporate Governance Committee if such director is a member thereof) or the Board of Directors pertaining to the resignation offer. The Board shall accept the resignation absent exceptional circumstances and the resignation shall be effective when accepted by the Board.

The majority voting policy only applies in circumstances involving an uncontested election of directors. For the purposes of this Policy, a “contested meeting” means a meeting at which the number of directors nominated for election is greater than the number of seats available on the board.

The Board of Directors Recommends a Vote “For” Each Nominee

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Composition

Our business and affairs are organized under the direction of our Board, which currently consists of nine members. The Board has not adopted a written Board mandate, however, the primary responsibilities of our Board are:

•	the adoption of a strategic planning process and the approval and review, at least annually, of our strategic business plan proposed by management, including a statement of vision, mission and values, and to adopt such a plan with such changes as the Board deems appropriate;

•	the identification of the principal risks of our business and overseeing the implementation of appropriate systems to manage these risks;

•	succession planning, including appointing, training and monitoring senior management and, in particular, the Chief Executive Officer;

•	overseeing the integrity of members of management and a culture or integrity throughout the Company; and

•	overseeing the development and application of our internal control and management information systems.

Our Articles provide for an unclassified board of directors, with each director standing for election annually. The term of each director expires at our next annual meeting of shareholders or until their successors are duly elected and qualified.

Our Articles also provide that the number of authorized directors will be determined from time to time by resolution of the shareholders and any vacancies in our Board and newly created directorships may be filled only by our shareholders, provided that casual vacancies on the Board may be filled by resolution of the other directors. Additionally, the Board may appoint one or more additional directors between annual general meetings, but not to exceed one-third the number of current directors who were elected or appointed as directors at the previous annual general meeting or previous unanimous resolution of shareholders. Our Compensation and Corporate Governance Committee and our Board consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not only limited to race, gender or national origin. We have no formal policy regarding Board diversity.

Independence of the Board of Directors

The Toronto Stock Exchange (TSX) listing standards require that a majority of the members of a listed company’s board of directors must qualify as “independent” as affirmatively determined by the Board of Directors in accordance with applicable securities laws. The Board consults with the Company’s counsel to confirm that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the TSX.

Based on information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board has determined that five of our nine directors—Messrs. Baker, Hokin, Leimkuhler, Lentz, and Wolf—are independent directors according to the rules and regulations of the TSX. There are no family relationships among any of our directors or executive officers. Mr. Patton and Ms. Caldwell are considered to not be independent because they are each officers of the Company. Mr. Ellis is considered to not be independent because he is affiliated with a greater than 10% shareholder of the Company. Mr. Simon is considered not to be independent because he is a greater than 10% shareholder of the Company.

Based on information requested from and provided by each director concerning his background, employment, and affiliations, including family relationships, our Board has determined that seven of our nine directors—Messrs. Baker, Ellis, Hokin, Leimkuhler, Lentz, Simon, and Wolf—are independent directors according to the rules and regulations of the SEC. Mr. Patton and Ms. Caldwell are considered to not be independent because they are each officers of the Company.

Board Leadership Structure and Role of the Board in Risk Oversight

Our Board is currently chaired by William Leimkuhler, who is an independent director.

A key function of our Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee is responsible for considering and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Compensation and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper conduct, and assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking.

Meetings of the Board of Directors

The Board met 11 times during the last fiscal year, 6 times in executive session. All directors who served in 2015 attended 100% of the aggregate number of meetings of the Board held during the portion of the fiscal year for which they were directors. The independent directors hold meetings from time to time on an ad hoc basis without the non-independent directors present.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Executive Committee, an Audit Committee, and a Compensation and Corporate Governance Committee. Members serve on these committees until their resignation or until otherwise determined by the Board of Directors. The following table provides Committee membership as of the date of this Proxy Statement:

Name	Executive Committee	Audit Committee	Compensation and Corporate Governance Committee
Marcus Baker	X	X
Ciel Caldwell
Alexander Ellis III	X		Chair
Richard Hokin
William Leimkuhler		X	X
Robert Lentz		Chair
Troy Patton	X
John Simon	Chair		X
Greg Wolf
Total Meetings in 2015	15	12	11

A description of each committee of the Board is described below. The Board has determined that, except as specifically described below, each member of each committee meets the applicable TSX rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Each committee has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Executive Committee

The Executive Committee of the Board, or the Executive Committee, comprises Marcus Baker, Alexander Ellis III, John Simon and Troy Patton, with Dr. Simon chairing this committee.

The Executive Committee oversees our operations, reviews and approves expenditures in excess of $150,000, and considers other matters that are delegated to such committee by the Board or that, in the opinion of the chairman of the Board, should not be postponed until the next scheduled meeting of the Board. The Executive Committee makes regular reports of its activities to the Board.

Audit Committee

The Audit Committee of the Board of Directors, or the Audit Committee, consists of Messrs. Robert Lentz, William Leimkuhler and Marcus Baker, with Mr. Lentz chairing this committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the TSX, the SEC, and applicable Canadian securities laws. Our Board has determined that Messrs. Lentz and Leimkuhler are “audit committee financial experts” as defined under the applicable rules of the SEC and have the requisite financial sophistication as defined under the applicable rules and regulations of the TSX and applicable Canadian securities laws. Each member of the Audit Committee is an independent director as defined under the applicable rules and regulations of the TSX, the SEC, and applicable Canadian securities laws. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC, applicable Canadian securities laws, and the TSX.

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; and

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement.

The Audit Committee operates under a written charter that is approved by the Board, and is reviewed and reassessed by the Audit Committee at least annually. The Audit Committee charter is in the Investor Relations section of our website, www.ir.northernpower.com. Except to the extent expressly stated herein, our website is not incorporated herein by reference.

Compensation and Corporate Governance Committee

Our compensation and corporate governance committee, or the Compensation Committee, consists of Messrs. Alexander Ellis III, William Leimkuhler and John Simon, with Mr. Ellis chairing this committee. All members of our Compensation Committee meet the requirements for independence under the applicable rules and regulations of the SEC and the Internal Revenue Code of 1986, as amended, or the Code. The functions of a nominating committee are performed by the Compensation Committee.

The Compensation Committee’s responsibilities include:

•	reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;

•	determining the compensation of all our other officers and reviewing periodically the aggregate amount of compensation payable to such officers;

•	overseeing and making recommendations to the Board with respect to our incentive-based compensation and equity plans;

•	reviewing and making recommendations to the Board with respect to director compensation;

•	developing and recommending to the Board the criteria for selecting Board and committee members;

•	establishing procedures for identifying and evaluating director candidates including nominees recommended by shareholders;

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	overseeing the evaluation of the Board, its committees and management; and

•	annually determining the independence of each director for the purpose of his or her membership on the Board and each committee, and reviewing any material changes in a director’s circumstances that could adversely impact the director’s ability to carry out his or her duties on the Board or any committees thereof.

The Compensation Committee operates under a written charter that is approved by the Board, and is reviewed and reassessed by the Compensation Committee at least annually. The Compensation Committee charter is available in the Investor Relations section of our website, www.ir.northernpower.com. Except to the extent expressly stated herein, our website is not incorporated herein by reference.

Pursuant to its charter, the Compensation Committee makes recommendations to the Board regarding criteria for Board and Compensation Committee membership, including any specific minimum qualifications that the Compensation Committee believes must be met by committee-recommended nominees and any specific quality or skills that the Compensation Committee believes must be met by one or more of the Company’s directors and committee members. The Compensation Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director, his or her depth and breadth of business experience or other background characteristics, his or her independence, and the needs of the Board.

The process for identifying and evaluating director candidates is as follows:

•	The Compensation Committee may solicit recommendations from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third party search firms, or any other source it deems appropriate, including shareholder recommendations.

•	The Compensation Committee reviews and evaluates the qualifications of any proposed director candidate, and conducts any inquiries it deems appropriate.

•	The Compensation Committee evaluates all proposed director candidates in the same manner, with no regard to the source of the initial recommendation or such proposed director candidate.

The Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members when the Compensation Committee deems it appropriate to do so in order to carry out its responsibilities. The Compensation Committee may also appoint, retain, terminate, and oversee the work of any compensation consultant, legal counsel or other advisor retained on behalf of the Compensation Committee in connection with the compensation of the Company’s management or directors, including the sole authority for approving any such consultant or advisor’s fees and terms of engagement after taking into consideration all factors relevant to that consultant or advisor’s independence from management of the Company according to criteria set forth in the Compensation Committee Charter. The Compensation Committee may rely upon advice and information it receives in its discussion and communications with management and such other experts, advisors, and professionals with whom it may consult.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has at any time been an officer or employee. None of our executive officers serve or in the past fiscal year has served as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Shareholder Communications with the Board of Directors

The Company has not adopted a formal process by which shareholders may communicate with the Board or any of its Directors. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Northern Power Systems Corp. at 29 Pitman Road, Barre, Vermont 05641, USA, Attention: Ciel R. Caldwell. Each communication should set forth the name and address of the shareholder on whose behalf the communication is sent and the number of Company shares that are owned beneficially by such shareholder as of the date of the communication. Each communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the Board or such director. Communications determined by the Company’s Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

Code of Business Conduct and Ethics

The Company has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and/or any person performing similar functions. A copy of the code is available on our website at www.ir.northernpower.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website. Except to the extent expressly stated herein, our website is not incorporated herein by reference. The Company’s management periodically reports to the Board or an appropriate committee of the Board on its compliance efforts as well as any alleged violations of the code and the actions taken with respect to any such violation. Questions and concerns relating to potential violations of the code pertaining specifically to accounting, internal accounting controls, auditing or securities law matters are directed to and addressed by the Audit Committee in accordance with established procedures for the receipt, retention and treatment of such complaints.

Position Descriptions

The Board has not developed written position descriptions for the Chief Executive Officer, chair of the Board or the chairs of any of the committees of the Board. Delineation of the responsibilities of such individuals is overseen by the Compensation Committee.

Orientation and Continuing Education

The Board does not have a formal orientation program for new directors; however, the Board briefs all new directors with the policies of the Board, and other relevant corporate and business information. New directors of the Company are provided with an opportunity to become familiar with the Company by meeting with all other directors and with management of the Company. As each director has a different skill set and professional background, orientation and training activities will be tailored to the particular needs and experience of each director.

Nomination of Directors

The Compensation Committee is responsible for identifying and recommending new director candidates, having regard to the appropriate size of the Board and the necessary competencies and skills of the Board as a whole and of each director individually. New nominees should have a track record in general business management, special expertise in an area of strategic interest to the Company, and the ability to devote the time required to the Company.

Assessments

The Compensation Committee is responsible for reviewing, at least annually, the effectiveness of the Board, each committee and management, and to provide recommendations for improvements to the Board for its annual assessment process. The Compensation Committee is responsible for overseeing the annual assessment and may make recommendations to the Board for any improvements that it may deem appropriate.

Director Term Limits

Directors can be re-elected to the Board annually. The Board has not adopted a term limit or established a retirement age for directors. The Company believes that the imposition of director term limits implicitly discounts the value of experience and continuity on the Board and runs the risk of excluding effective Board members who have longstanding knowledge of the Company and its operations as a result of an arbitrary determination. The Board believes that it can achieve the right balance between continuity and encouraging turnover and independence without mandated term limits and relies on its annual director assessment procedures in this regard.

Policies Regarding the Representation of Women on the Board and Executive Officer Positions

The Company supports diversity at all levels of the organization, including the Board. While the Compensation Committee considers diversity when considering new candidates for director and executive positions, the Board has not adopted a written policy relating to the identification and nomination of women directors or executive officers or set specific minimum targets for Board or executive officer composition at this time. The Board believes that each potential nominee should be evaluated based on his or her individual merits and experience, taking into account the needs of the Company and the current composition of the Board and management team, including the current level of representation of women in such positions.

Currently, one of the Company’s directors (11%) and one of the Company’s three executive officers (33%) are female.

PROPOSAL 3:

APPROVAL OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The BCBCA requires the shareholders of the Company to appoint the Independent Registered Public Accounting Firm for the Company. RSM US LLP (f/k/a McGladrey LLP) was first appointed independent registered public accounting firm to the Company on September 17, 2014. The Audit Committee and the Board of Directors have recommended RSM US LLP be appointed as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The Company’s auditors are not expected to be present at the Annual Meeting.

Audit Fees

The amounts included for the year ended December 31, 2015, represent aggregate fees billed to the Company, through the date of this Proxy Statement by RSM US LLP related to their engagement for services performed for the year ended December 31, 2015. The amounts included for the year ended December 31, 2014 represent the aggregate fees billed to the Company by RSM US LLP, CohnReznick LLP, and Zeifmans LLP related to their engagement for services performed for the year ended December 31, 2014. All fees described below were pre-approved by the Audit Committee.

	For the Year Ended December 31,
	2014	2015
Audit Fees(1)	$478,044	$352,000
Audit-related Fees	-	-
Tax Fees(2)	20,000	11,000
All Other Fees	-	-

Total Fees	$498,044	$363,000

(1)	Audit fees consist of fees billed for professional services by RSM US LLP ($363,000 for 2015; $272,460 for 2014) CohnReznick LLP ($194,354 for 2014), and Zeifmans LLP ($11,230 for 2014) for audits and quarterly reviews of our financial statements, fees for services associated with periodic reports and other documents filed with the SEC, such as fees related to our registration statement on Form S-1, initially filed on December 11, 2014, including documents issued in connection with those filings such as consents, and consultations on the Canadian qualifying transaction and the associated filing of our registration statement on Form 10 under the name Wind Power Holdings, Inc., initially filed on February 12, 2014.
(2)	Represents fees for tax advice and planning provided by RSM US LLP.

The Board of Directors Recommends a Vote “For” Proposal 3

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The primary purpose of the Audit Committee is to oversee the Company’s financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at www.ir.northernpower.com. Except to the extent expressly stated herein, our website is not incorporated herein by reference. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Northern Power’s audited financial statements as of and for the year ended December 31, 2015.

The Audit Committee has discussed with RSM US LLP (f/k/a McGladrey LLP), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee had a discussion with RSM US LLP regarding its independence. The Audit Committee received from RSM US LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB regarding RSM US LLP’s communications with the Audit Committee regarding its independence. Finally, the Audit Committee discussed with RSM US LLP, with and without management present, the scope and results of RSM US LLP’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC. The Audit Committee also has recommended to the Board that RSM US LLP be engaged as our independent registered public accounting firm for the fiscal year ended December 31, 2016. Shareholders are being asked to reappoint RSM US LLP at the Annual Meeting.

Audit Committee

Robert L. Lentz, Chairman

Marcus D. Baker

William Leimkuhler

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Northern Power under the Securities Act or the Securities Exchange Act of 1934, as amended.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers(1), including their ages, as of July 22, 2016.

Name	Age	Position
Troy C. Patton	47	President, Chief Executive Officer and Director
Ciel R. Caldwell	44	Senior Vice President for Operations and Finance; Secretary
Jonathan A. Lynch	60	Chief Technology Officer

Mr. Patton’s biographical information is set forth above under Proposal 2.

Ms. Caldwell’s biographical information is set forth above under Proposal 2.

Jonathan A. Lynch was named Chief Technology Officer in August 2008. He joined Northern Power in September 1980 and has taken an active role in all aspects of power system design, including mechanical, electrical, and control subsystems, and has a strong knowledge of high reliability, hybrid power systems, distributed generation technology, and wind turbine design. Mr. Lynch has led the development of all aspects of our current technology portfolio. He has directed numerous research and development programs funded by agencies such as the National Renewable Energy Laboratory, National Science Foundation, and the National Aeronautics and the Space Administration. Prior to joining us, Mr. Lynch was employed as a design engineer at Carrier Corporation, modeling and designing high-performance refrigeration systems for transportation applications. Mr. Lynch holds a B.S. in Mechanical Engineering from Stevens Institute of Technology.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth total compensation paid to certain executive officers as required by Item 402 of Regulation S-K (our “Named Executive Officers”) for the years ended December 31, 2015, and December 31, 2014. We are providing compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). As an emerging growth company, we have opted to comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the Securities Act of 1933, as amended (the “Securities Act”), which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer.

Name and Principal Position	Year	Salary	Option Awards(1)	Non-Equity Incentive Plan Compensation(2	All Other Compensation	Total

Troy C. Patton	2015	$375,000	$13,050	$159,609	$8,096(3)	$555,756
President and Chief Executive Officer	2014	$375,000	$247,100	$150,000	$22,719(4)	$794,819

Ciel R. Caldwell	2015	$250,000	$7,830	$71,758	$4,740(5)	$334,328
Senior Vice President for Operations and Finance	2014	$234,615	$132,375	$67,083	$4,899(6)	$438,973

Jonathan Lynch	2015	$251,000	$3,915	$34,522	$10,302(7)	$299,739
Chief Technology Officer	2014	$248,083	$61,775	$64,880	$20,364(8)	$424,689

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the applicable fiscal year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“ASC 718”) and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 12 to the Consolidated

Financial Statements in our Annual Report on Form 10-K for the year-ended December 31, 2015. These amounts do not reflect the actual economic value that will be realized by the Named Executive Officer upon the vesting of the stock options, the exercise of the stock options or the sale of the common shares underlying such stock options. The exercise price for stock option awards granted to our Named Executive Officers prior to April 16, 2014, the date our shares were listed on the TSX, were denominated in U.S. dollars, and those granted after that date were denominated in Canadian dollars on the date of the grant and were converted to U.S. dollars using the U.S. dollar per Canadian dollar exchange rate on the date of the grant of the stock option, as indicated In the “Outstanding Equity Awards at Fiscal Year End” table below.
(2)	Represents annual bonus amounts paid pursuant to our Named Executive Officers’ employment agreements. Unless otherwise noted, amounts paid in year represent performance bonus based on previous fiscal year (e.g. bonus paid in 2014 was based on reaching performance objectives for 2013 fiscal year, and bonus paid in 2015 was based on reaching performance objectives for 2014 fiscal year).
(3)	Consists of: (i) $450 for fuel subsidy, (ii) $809 which we pay towards Mr. Patton’s life insurance coverage, and (iii) $6,836 in matching funds under our 401(k) plan.
(4)	Consists of: (i) $900 for fuel subsidy, (ii) $810 which we pay towards Mr. Patton’s life insurance coverage, (iii) $6,586 in matching funds under our 401(k) plan, (iv) $14,423 in vacation payout.
(5)	Consists of: (i) $450 for fuel subsidy, (ii) $540 which we pay towards Ms. Caldwell’s life insurance coverage, and (iii) $3,750 in matching funds under our 401(k) plan.
(6)	Consists of: (i) $900 for fuel subsidy, (ii) $480 which we pay towards Ms. Caldwell’s life insurance coverage, and (iii) $3,519 in matching funds under our 401(k) plan.
(7)	Consists of: (i) $450 for fuel subsidy, (ii) $2,322 which we pay towards Mr. Lynch’s life insurance coverage, and (iii) $7,530 in matching funds under our 401(k) plan.
(8)	Consists of: (i) $900 for fuel subsidy, (ii) $2,281 which we pay towards Mr. Lynch’s life insurance coverage, (iii) $7,722 in matching funds under our 401(k) plan, and (iv) $9,461 in vacation payout.

Annual Base Salary

The Named Executive Officers’ annual base salaries for 2014 were approved by the Board of Directors prior to Northern Power becoming a public company. The Board of Directors approved salary increases for Ms. Caldwell and Mr. Lynch in August 2014. At this time, Ms. Caldwell’s base salary was increased from $225,000 to $250,000 and Mr. Lynch’s base salary was increased from $246,000 to $251,000.

Name	2015 Base Salary	2014 Base Salary
Troy C. Patton	$375,000	$375,000
Ciel R. Caldwell	$250,000	$233,654
Jonathan Lynch	$251,000	$248,083

The Compensation Committee reviews, assesses, and makes recommendations to the Board relating to the Company’s overall system of executive compensation, including setting the base salary for the Chief Executive Officer and the executive management team upon hire and annually thereafter.

Annual Performance-Based Bonus Opportunity

In addition to base salaries, our Named Executive Officers are eligible to receive an annual performance-based cash bonus, which is designed to provide an appropriate incentive to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. The annual performance-based bonus, if any, an executive earns is targeted to a percentage of the executive’s base salary, and ultimately is based on the achievement of certain corporate and individual key performance indicators approved by the Board in the beginning of the year to which the bonus relates. The bonus amounts vary from year to year based on corporate and individual performance. At the beginning of each year, the Compensation Committee recommends and our Board approves the extent to which the corporate and individual goals for the previous year have been achieved, based on achievement of the corporate and individual goals and management’s review and recommendation, except that our executives do not make recommendations with respect to their own achievement. The Board may award a bonus in an amount above or below the target bonus, based on factors that the Board determines, with input from the Compensation Committee.

Name	Target Bonus %(1)
Troy C. Patton	100
Ciel R. Caldwell	50
Jonathan Lynch	40

(1) The target bonuses listed in this table reflect increases from the original target bonuses agreed to in the employment agreements of each Named Executive Officer. The target bonus increases were approved by the Compensation Committee on August 14, 2014, and made effective as of August 22, 2014.

The corporate and individual goals are determined by the Board based on the recommendation of the Compensation Committee and communicated to the Named Executive Officers shortly after each fiscal year begins. The corporate goals relate to our annual Company goals and various business accomplishments which vary from year to year depending on the Company’s overall strategic objectives. The individual goals relate to each Named Executive Officer’s specific job responsibilities and often to the executive’s performance towards reaching our corporate goals for the designated year. The proportional emphasis between corporate and individual goals does not necessarily involve a mathematical analysis or pre-established weighting of each goal. The Board may, but need not, establish a specific weighting amongst various corporate goals. The emphasis placed on goals may vary from year to year depending on the Company’s overall strategic objectives and the Compensation Committee’s and Board’s subjective determination of which goals have more impact on performance.

Long Term Incentive Compensation

Our long-term, equity-based incentive awards are designed to align the interests of our Named Executive Officers and our other employees, non-employee directors and consultants with the interests of our shareholders. Because vesting is based on continued service, our equity-based incentives also encourage the retention of our Named Executive Officers through the vesting period of the awards.

We use stock options as the primary incentive vehicle for long-term compensation to our Named Executive Officers because they are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price. We provide initial grants in connection with the commencement of employment of our Named Executive Officers, and subsequent grants from time to time, but approximately annually. All stock option grants to Named Executive Officers have been made pursuant to our stock option plan, the terms of which are described below under “Equity Compensation Plans and Other Benefits – Stock Option Plan,” and are granted with an exercise price no less than the fair market value of our common shares on the date of grant of each award. In April 2014, we adopted and our shareholders approved the Northern Power Systems Corp. 2014 Stock Option and Incentive Plan (the “2014 Plan”). Stock options granted under our 2014 Plan typically vest over a three-year period and expire after seven years.

In August 2015, based on the recommendation of the Compensation and Corporate Governance Committee, the Board awarded stock option grants to each of the Named Executive Officers for the incentive- and retention-related purposes described above. The vesting and other terms of these stock option grants are described in the footnotes to the “Outstanding Equity Awards as Fiscal Year End” table below.

Health, Welfare and Retirement Benefits

Health and Welfare Benefits

Our Named Executive Officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, and group life and disability insurance plans, in each case on the same basis as other employees.

Retirement Benefits

We maintain a tax-qualified retirement plan that provides eligible employees, including the Named Executive Officers, with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their contributions are 100% vested when contributed. In 2015, the Company contributed 50% of the amount contributed by a participating employee, up to a maximum of 6% of the participant’s pre-tax compensation. Pre-

tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The retirement plan is intended to qualify under Sections 401(a) and 501(a) of the Code.

Employment Agreements with Named Executive Officers

Each of our Named Executive Officers serves at the pleasure of our Board. With the exception of his own arrangement, which was negotiated by the Board, each executive employment agreement is negotiated on the Company’s behalf by our Chief Executive Officer (or was negotiated by a former Chief Executive Officer), with the oversight and approval of our Board. The Named Executive Officers’ employment agreements each provide for “at will” employment and set forth the terms and conditions of the Named Executive Officer’s employment, described below, and standard employee benefit plan participation. Each Named Executive Officer has also entered into the Company’s standard confidential information and invention assignment agreement.

The Company entered into an employment agreement with Mr. Patton on September 7, 2012, in connection with the commencement of his employment as our Chief Executive Officer and President. Pursuant to the employment agreement, Mr. Patton was entitled to an annual salary of $375,000, and a bonus payment of $175,000 for the year 2012, provided that prior to December 31, 2012, he did not voluntarily terminate his employment with the Company, other than for “good reason,” and his employment was not terminated for “cause” (as each term is defined below). Starting in 2013, Mr. Patton was entitled to be eligible for an annual discretionary performance bonus targeted to 50% of his annual base salary. Mr. Patton’s employment agreement provided for additional benefits, including a monthly allowance for housing in the Barre, Vermont area, and reimbursement for his travel expenses incurred in travelling between his primary residence and the Company’s office in Barre, Vermont, on a tax free basis.

The Company entered into an employment agreement with Ms. Caldwell on February 1, 2013, pursuant to which she was entitled to an annual salary of $225,000, and eligible for an annual discretionary performance bonus of targeted to 35% of her annual base salary. Ms. Caldwell’s employment agreement also provided for additional benefits, including reimbursement for or provision of housing in the Barre, Vermont area and reimbursement for her automobile mileage expenses incurred in travelling between her primary residence and the Company’s office in Barre, Vermont, on a tax free basis.

The Company entered into an employment agreement with Mr. Lynch on September 19, 2010, pursuant to which he was entitled to an annual salary of $235,000, and eligible for an annual discretionary performance bonus targeted to 35% of his annual base salary.

As described below, these employment agreements also contain provisions that provide for certain payments and benefits in the event of a termination of employment, including an involuntary termination of employment following a “change in control”, as well as for accelerated vesting of certain of their outstanding and unvested awards in certain circumstances.

Involuntary Termination of Employment

Pursuant to their employment agreements, each Named Executive Officer is eligible to receive certain payments and benefits in the event his or her employment is terminated (i) in the case of Mr. Patton by the Company without “cause” or by Mr. Patton with “good reason”, and (ii) in the cases of Ms. Caldwell and Mr. Lynch, by the Company without “cause” or on account of death or disability. In addition to accrued benefits (consisting of unpaid expense reimbursements, accrued but unused vacation to the extent such payment is required by law or Company policy, any vested benefits that the Named Executive Officer may have under any of our employee benefit plans and any earned but unpaid base salary payable through the date of termination) and any bonus awarded but not yet paid on the date of termination, upon the timely execution of a fully effective general release of claims in favor of the Company, each Named Executive Officer is eligible to receive the following payments and benefits:

•	base salary continuation for up to 12 months in the case of Mr. Patton, up to 6 months in the case of Ms. Caldwell, and up to 9 months in the case of Mr. Lynch (in each case, subject to earlier termination if subsequent employment is obtained prior to the expiration of the relevant severance period);

•	the cost of all health and dental benefits during the severance period; and

•	if the Named Executive Officer was participating in a cash bonus plan at the time of such termination, a pro rata portion of the cash bonus payable under such cash bonus plan for the year in which the termination of employment occurs, as determined in good faith by the Compensation Committee.

Change in Control

Pursuant to Mr. Patton’s employment agreement, in the event his employment is terminated without “cause” or for “good reason” within 12 months of a “change in control” (as defined in his employment agreements and described below), all common shares subject to outstanding and unvested stock options granted to Mr. Patton will immediately accelerate, vest, and become fully exercisable as of the date of termination. In addition, pursuant to our 2014 Plan, all stock options will automatically become fully exercisable and the restrictions and conditions on all other awards with time-based conditions will automatically be deemed waived upon a “sale event” (as defined in the 2014 Plan).

Definitions

For purpose of the employment agreements, “cause” means:

•	willful failure substantially to perform an executive officer’s duties and responsibilities to the Company or deliberate violation of a material the Company policy;

•	the commission by an executive officer of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company;

•	unauthorized use or disclosure by an executive officer of any proprietary information or trade secrets of the Company or any other party to whom such executive officer owes an obligation of nondisclosure as a result of his or her relationship with the Company; or

•	a willful and material breach by an executive officer of his or her obligations under our assignment of inventions, non-disclosure and noncompetition agreement.

For purposes of the employment agreements, “good reason” means:

•	any material breach of an executive officer’s employment agreement by the Company or any successor to the Company which is not cured within 15 days after written notice by the executive officer to the breaching party;

•	failure of any successor to the Company to assume and agree to perform the Company’s obligations pursuant to the terms and conditions of the executive officer’s employment agreement; or

•	to the extent the termination occurs within 12 months following a change in control, an adverse change by the Company or any successor to the Company to an executive officer’s title, reporting relationship, work location, position, authority, duties or responsibilities which is not cured within 15 days after written notice by an executive officer, it being understood that a sale or spin-off of a portion of the Company’s business operations shall not, by itself, constitute an “adverse change.”

For purposes of the employment agreements, a “change in control” of the Company means the consummation of any of the following:

•	any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose shareholders did not own all or substantially all of the capital shares of the Company in substantially the same proportions as immediately prior to such transaction);

•	the sale of all or substantially all of the assets of the Company to any other person or entity (other than a wholly-owned subsidiary);

•	the acquisition of beneficial ownership of 75% or more of the outstanding shares of capital shares of the Company by any person or entity (including a group as defined by or under Section 13(d)(3) of the Exchange Act);

•	a contested election of directors of the Company, as a result of which or in connection with which the persons who were directors before such election or their nominees cease to constitute a majority of the Board of the Company; provided however that if the election, or nomination for election by the shareholders of the Company of any new director was approved by a vote of at least 50% of the incumbent directors of the Company, such new director shall be considered as an incumbent director;

•	a Company sale event; or

•	any other event specified by compensation and governance committee of our Board.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes, for each of the Named Executive Officers, the number of the Company’s common shares underlying outstanding stock options held as of December 31, 2015.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Vesting Commencement Date(1)	Option Exercise Price ($)	Option Expiration Date(5)
Troy C. Patton	0	50,000	8/19/2015	0.44	8/19/2022
	46,662	93,338	12/22/2014(2)	2.97	12/22/2021
	433,986	166,905	11/25/2013(3)	1.59	11/25/2020
	405	0	2/10/2011	3.63	2/10/2018
	5,940	0	9/29/2011	3.63	9/29/2018
	1,646	0	9/29/2011	3.63	9/29/2018
	8,125	0	4/20/2009	3.63	4/20/2016
Ciel R. Caldwell	0	30,000	8/19/2015	0.44	8/19/2022
	24,997	50,003	12/22/2014(2)	2.97	12/22/2021
	157,881	59,154	11/25/2013(3)	1.59	11/25/2020
	292	0	9/29/2011	3.63	9/29/2018
	1,218	0	9/29/2011	3.63	9/29/2018
	351	0	9/29/2011	3.63	9/29/2018
	1,016	0	5/2/2011	3.63	5/2/2018
Jonathan Lynch	0	15,000	8/19/2015	0.44	8/19/2022
	11,665	23,335	12/22/2014(2)	2.97	12/22/2021
	153,484	55,813	11/25/2013(3)	1.59	11/25/2020
	5,507	0	9/29/2011(4)	3.63	9/29/2018
	1,564	0	9/29/2011	3.63	9/29/2018
	1,876	0	9/29/2011	3.63	9/29/2018
	4,594	0	9/29/2011(4)	3.63	9/29/2018
	847	0	2/10/2011	3.63	2/10/2018
	1,016	0	2/10/2011	3.63	2/10/2018

(1)	Unless otherwise indicated, the options vest according to the following schedule: one-third of the shares granted vest and become exercisable on the first anniversary of the grant date, with the remaining two-thirds of the shares vesting and becoming exercisable in equal quarterly installments over the subsequent two years.

(2)	The shares vest in three equal installments starting on the first anniversary of the grant.
(3)	20% of shares vested and became exercisable upon grant date, with the remaining shares vesting and becoming exercisable in equal quarterly installments over the subsequent three years.
(4)	The shares vested on date of grant.
(5)	The options expire on the seventh anniversary of the grant date.

Equity Compensation Plans and Other Benefit Plans

2014 Stock Option and Incentive Plan

The 2014 Plan provides for the grant of incentive stock options, non-statutory share options, and other types of share awards to our employees, consultants, and directors. 4,000,000 common shares are reserved for issuance upon grant or exercise of awards under the 2014 Plan. This number is subject to adjustment in the event of a share split, share dividend or other changes in our capitalization.

The shares we issue under the 2014 Plan will be authorized but unissued shares or shares that we reacquire. The common shares underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without any issuance of shares, expire or are otherwise terminated (other than by exercise) under the 2014 Plan will be added back to the shares available for issuance under the 2014 Plan.

Share options and share appreciation rights with respect to no more than 1,000,000 shares may be granted to any one individual in any one calendar year and the maximum “performance-based award” (as such term is used under Section 162(m) of the Code) payable to any one individual under the 2014 Plan is 1,000,000 shares or $4,000,000 in the case of cash-based awards. The maximum aggregate number of shares that may be issued in the form of incentive stock options shall not exceed 1,000,000 shares.

The 2014 Plan is administered by the compensation and governance committee of our Board, or the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants and to determine the specific terms and conditions of each award, subject to the provisions of the 2014 Plan. Persons eligible to participate in the 2014 Plan will be those full or part-time officers, employees, non-employee directors and consultants as selected from time to time by the Compensation Committee in its discretion. All employee share option awards are covered by a share option agreement and vest in accordance with the vesting schedule set forth in such share option agreement. The Compensation Committee may choose to accelerate the vesting schedule, and some employees are entitled to acceleration upon a change of control.

The 2014 Plan permits the granting of both options to purchase common shares intended to qualify as incentive stock options under Section 422 of the Code and among options that do not so qualify. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of our common shares on the date of the grant. The term of each option will be fixed by our Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised.

The Compensation Committee may award share appreciation rights subject to such conditions and restrictions as we may determine. Share appreciation rights entitle the recipient to common shares, or cash, equal to the value of the appreciation in our share price over the exercise price. The exercise price of each share appreciation right may not be less than 100% of the fair market value of the common share on the date of grant.

The Compensation Committee may award restricted shares and restricted share units to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals or continued employment with us through a specified vesting period. The Compensation Committee may also grant common shares that are free from any restrictions under the 2014 Plan. Unrestricted shares may be granted to participants in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

The Compensation Committee may grant performance share awards to participants that entitle the recipient to receive common shares upon the achievement of certain performance goals and such other conditions as the Compensation Committee shall determine. The Compensation Committee may grant cash bonuses under the 2014 Plan to participants, subject to the achievement of certain performance goals.

The Compensation Committee may grant awards of restricted shares, restricted share units, performance shares or cash-based awards under the 2014 Plan that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Those awards would only vest or become payable upon the attainment of performance goals that are established by the Compensation Committee and related to one or more performance criteria. The performance criteria that would be used with respect to any such awards include: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation or amortization), changes in the market price of our common shares, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, shareholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

The 2014 Plan provides that in the case of, and subject to, the consummation of a “sale event” as defined in the 2014 Plan, all outstanding awards may be assumed, substituted or otherwise continued by the successor entity. To the extent that the successor entity does not assume, substitute or otherwise continue such awards, then upon the effectiveness of the sale event, the 2014 Plan and all outstanding awards will automatically terminate. In the event of such termination, individuals holding options and share appreciation rights will be permitted to exercise such options and share appreciation rights prior to the sale event. In addition, in connection with a sale event, we may make or provide for a cash payment to participants holding options and share appreciation rights equal to the difference between the per share cash consideration payable to shareholders in the sale event and the exercise price of the options or share appreciation rights. In addition, except as may otherwise be provided in the relevant award certificate, all share options and share appreciation rights will automatically become fully exercisable and the restrictions and conditions on all other awards with time-based conditions will automatically be deemed waived, and awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Compensation Committee’s discretion.

The Board may amend or discontinue the 2014 Plan and our Compensation Committee may amend or cancel outstanding awards for purposes of satisfying changes in law or for any other lawful purpose, but no such action may adversely affect rights under an award without the holder’s consent. Certain amendments to the 2014 Plan require the approval of our shareholders.

No awards may be granted under the 2014 Plan after the date that is ten years from the date of shareholder approval.

In connection with the adoption of the 2014 Plan and our reorganization in 2014, outstanding options under the Wind Power Holdings, Inc. 2008 Equity Incentive Plan and the Wind Power Holdings, Inc. 2013 Stock Option and Grant Plan were converted on a value-for-value basis to options under our 2014 Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information as of the Company’s most recently completed financial year with respect to all of our equity compensation plans in effect as of December 31, 2015:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:	2,532,711	$1.90	1,009,909
Equity compensation plans not approved by security holders:	N/A	N/A	N/A
Total:	2,532,711	$1.90	1,009,909

Section 401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their contributions are 100% vested when contributed. In 2015, we contributed 50% of the amount contributed by a participating employee, up to a maximum of 6% of the participant’s pre-tax compensation. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The retirement plan is intended to qualify under Sections 401(a) and 501(a) of the Code.

Non-Employee Director Compensation

Pursuant to our non-employee director compensation program, we compensate non-employee members of our Board for their services in the form of cash retainers and stock grants under our 2014 Plan. This compensation program was instituted in April 2014. Prior to this date, we did not pay any compensation to our non-employee directors.

Beginning in April 2014, we commenced paying the following annual cash compensation to our non-employee directors:

Annual Payment	Position
$20,000	to each Non-Employee Director
$8,000	to the Chairman of the Board of Directors
$8,000	to the Chairman of the Audit Committee
$8,000	to the Chairman of the Executive Committee
$5,000	to the Chairman of the Compensation and Governance Committee
$5,000	to the Lead Director
$5,000	to each of the Members of the Executive and Audit Committees
$3,000	to each of the Members of the Compensation and Governance Committee

The above payments are paid in four equal quarterly installments, in arrears. Any quarterly payment made to a non-employee director who has served less than three months at the time of the payment will be reduced pro-rata for the time that the individual did not serve in his or her respective capacity. Starting in 2015 the Directors were given the opportunity to take all or a portion of their cash compensation in equity, in the form of restricted Company common shares. For those non-employee directors electing to take compensation in equity, the Company grants the restricted shares in the first quarter of the respective fiscal year, with the shares vesting in four equal installments at the end of each fiscal quarter (that is, March 31, June 30, September 30, and December 31 of the year in which they were granted), provided that the non-employee director continues to have a service relationship with the Company on each such vesting date.

The Company further compensates non-employee directors with restricted stock grants under the 2014 Plan. Upon initial election or appointment to the board of directors, a non-employee director receives an initial equity grant of 15,000 shares of the Company’s common shares, at the fair market value of the shares on the day of the grant. Such shares vest in equal quarterly installments at the end of each fiscal quarter of the year in which the shares were granted provided that the non-employee director continues to have a service relationship with the Company on each such vesting date. Additionally, on or about June 1 of each fiscal year, each continuing non-employee director receives an annual equity grant in the form of 15,000 shares of the Company’s common shares, at the fair market value of the shares on the day of the grant. Such shares vest in three equal installments on June 30, September 30, and December 31 of the year in which they were granted, provided that the non-employee director continues to have a service relationship with the Company on each such vesting date.

Stock and stock options granted to our non-employee directors are granted under and subject to the terms of our 2014 Plan, as further described in the section above, entitled “Equity Compensation Plans and Other Benefit Plans – 2014 Stock Option and Incentive Plan”.

The following table discloses all compensation provided to the non-employee directors for the most recently completed fiscal year ending December 31, 2015:

Name	Fees Earned or Paid in Cash	Fees Earned or Paid in Equity(1)	Total
Marcus Baker	$0	$39,610	$39,610
Alexander Ellis III	$30,000	$6,610	$36,610
Richard Hokin	$0	$26,610	$26,610
William Leimkuhler	$16,500	$23,110	$39,610
Robert Lentz	$0	$34,610	$34,610
John Simon	$0	$42,610	$42,610
Gregory Wolf	$10,000	$6,610	$16,610

(1)	Represents the aggregate grant date fair value computed in accordance with Federal Accounting Standards Board ASC Topic 718.

All outstanding option awards for the non-employee directors of the Company as of December 31, 2015 are set out in the following table:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Grant Date(1)	Option Exercise Price ($)	Option Expiration Date(2)
Marcus Baker	20,000	0	5/9/2014	3.99	5/9/2021
Alexander Ellis III	20,000	0	5/9/2014	3.99	5/9/2021
Richard Hokin	20,000	0	5/9/2014	3.99	5/9/2021
William Leimkuhler	20,000	0	5/9/2014	3.99	5/9/2021
Robert Lentz	20,000	0	5/9/2014	3.99	5/9/2021
John Simon	20,000	0	5/9/2014	3.99	5/9/2021
Gregory Wolf	-	-	-	-	-

(1)	All options were fully vested as of the date of the grant.
(2)	All options expire seven years after the date of the grant.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common shares, as of

July 22, 2016, for:

•	each beneficial owner of more than 5% of our outstanding common shares;
•	each of our Named Executive Officers and directors; and
•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include common shares issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days. Except as otherwise indicated, all of the shares reflected in the table are common shares and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

Percentage ownership calculations for beneficial ownership are based on 23,173,884 common shares outstanding as of July 22, 2016. Unless otherwise indicated in the table below, addresses of named beneficial owners are in care of Northern Power Systems, Inc., 29 Pitman Road, Barre, Vermont, 05641.

In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding common shares subject to options held by that person that are currently exercisable or exercisable as of September 22, 2016. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
Named Executive Officers and Directors:
Troy C. Patton(1)	666,482	2.80%
Ciel R. Caldwell(2)	252,959	1.08%
Jonathan Lynch(3)	228,411	*
Marcus D. Baker(4)	1,448,981	6.25%
Alexander “Hap” Ellis III(5)	4,927,665	21.25%
Richard Hokin(6)	2,164,143	9.33%
William F. Leimkuhler(7)	82,441	*
Robert L. Lentz(8)	109,537	*
John Simon, Ph.D.(9)	2,475,524	10.67%
Gregory Wolf(10)	15,400	*
All executive officers and directors as a group (11 persons)(11)	12,371,543	50.72%
5% or Greater Shareholders:
RockPort Capital Partners III, L.P.(5)	4,892,665	21.11%
CWE LLC(6)	1,870,260	8.07%
Berylson Master Fund LP(12)	1,684,500	7.27%
Intact Investment Management, Inc.(13)	1,488,800	6.42%
Baker Investments, LLC(4)	1,428,981	6.17%

*	Less than 1%
(1)	Consists of 36,000 common shares and 630,482 common shares issuable upon the exercise of options exercisable as of September 22, 2016.
(2)	Consists of 12,840 common shares and 240,119 common shares issuable upon the exercise of options exercisable as of September 22, 2016.
(3)	Consists of 1,000 common shares and 227,411 common shares issuable upon the exercise of options exercisable as of September 22, 2016.
(4)	Consists of 20,000 common shares issuable upon the exercise of options exercisable as of September 22, 2016, and 1,428,981 common shares held directly by Baker Investments, LLC. Mr. Baker serves as the President of Baker Companies, Inc. and is a limited partner or member of its operating businesses including Baker Investments, LLC, and therefore may be deemed to hold voting and dispositive power over the shares held by Baker Investments, LLC.

(5)	Consists of 20,000 common shares issuable upon the exercise of options exercisable as of September 22, 2016, 15,000 shares held directly by RockPort Capital Management LLC, and 4,892,665 common shares held directly by RockPort Capital Partners III, L.P. Mr. Ellis is a General Partner of RockPort Capital Management LLC and RockPort Capital Partners III L.P. and therefore, may be deemed to hold voting and dispositive power over the shares held by RockPort Capital Management LLC and RockPort Capital Partners III L.P, respectively. Mr. Ellis disclaims beneficial ownership of our shares held by RockPort Capital Management LLC and RockPort Capital Partners III, L.P.
(6)	Consists of 273,883 common shares, 20,000 common shares issuable upon the exercise of options exercisable as of September 22, 2016, and 1,870,260 common shares held directly by CWE LLC, which is controlled by Century America LLC. Mr. Hokin is the Managing Director of Century America, LLC a private holding company, and therefore, may be deemed to hold voting and dispositive power over the shares held by CWE LLC.
(7)	Consists of 62,441 common shares and 20,000 common shares issuable upon the exercise of options exercisable as of September 22, 2016.
(8)	Consists of 89,537 common shares and 20,000 common shares issuable upon the exercise of options exercisable as of September 22, 2016.
(9)	Consists of 2,455,524 common shares and 20,000 common shares issuable upon the exercise of options exercisable as of September 22, 2016.
(10)	Consists of 15,400 common shares.
(11)	Consists of 11,153,531 common shares and 1,218,012 common shares issuable upon the exercise of options exercisable as of September 22, 2016.
(12)	The information in the table and in this note is derived from a Schedule 13G filed with the SEC on May 27, 2016 by Berylson Master Fund, LP for Berylson Master Fund, LP, Berylson Capital Partners, LLC (investment manager), and James Berylson (sole owner and manager of Berylson Capital Partners, LLC), 33 Arch Street, Suite 3100, Boston, MA 02110. Berylson Master Fund, LP, Berylson Capital Partners, LLC and James Berylson share power to vote or to direct to vote 1,648,500 shares, and share power to dispose or to direct the disposition of 1,648,500 shares.
(13)	The information in the table and in this note is derived from a Schedule 13G filed with the SEC on February 12, 2015 by Intact Investment Management Inc., 700 University Avenue, Toronto, Ontario Canada M5G 0A. Intact Investment Management Inc. has sole power to vote or to direct the vote of 954,400 shares and sole power to dispose or to direct the disposition of 1,488,800 shares. The securities are owned of record by clients of Intact Investment Management Inc. Those clients have the right to receive or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of the class of securities.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company. Officers, directors and greater than ten percent shareholders in the fiscal year ended December 31, 2015, who are the same individuals and entities listed on the table under “Principal Shareholders,” are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2015, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were timely filed under Section 16(a) during fiscal year 2015 except as follows: a Form 4 for each of Messrs. Leimkuhler and Lynch reporting a purchase of common shares was inadvertently reported late.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the director and executive officer compensation arrangements discussed above under “Executive Compensation,” the following is a description of transactions, or series of related transactions, since January 1, 2014, to which we were a party in which the amount involved exceeded $120,000 and in which the other parties included our directors, executive officers, holders of more than 5% of our voting securities, each Beneficial Owner, or any member of the immediate family of any of the foregoing persons.

Reverse Takeover Transaction

On April 16, 2014, the Company, as WPHI, completed a reverse takeover transaction (“RTO”), with Mira III Acquisition Corp., a Canadian capital pool company incorporated in British Columbia, Canada (“Mira III”), whereby all of the equity securities of WPHI were exchanged for common shares and restricted voting shares of Mira III, which became the holding company of our corporate group. Immediately prior to the RTO, the shares of common stock of WPHI (“WPHI Shares”) were consolidated on a 1.557612-to-1 basis and then all of WPHI’s outstanding senior secured convertible notes automatically converted into an aggregate of 3,384,755 WPHI Shares. In connection with the RTO, each WPHI Share held by U.S. residents who were accredited investors was exchanged for 0.72742473 of our restricted voting shares and 0.27257527 of our common shares. All other issued and outstanding WPHI Shares were exchanged for our common shares on a 1-to-1 basis. Additionally, all outstanding options to purchase WPHI Shares were exchanged and cancelled for options to purchase our common shares on a 1-to-1 basis with terms substantially the same to the options being exchanged.

Investors’ Rights Agreement

The holders of an aggregate of 15,624,494 common shares, or their permitted transferees, are entitled to rights with respect to the registration of these shares under the Securities Act. These rights are provided under the terms of the Fifth Amended and Restated Investors’ Rights Agreement, dated April 14, 2014, by and among us and the shareholders named therein, and include demand registration rights, short-form registration rights and piggyback registration rights.

Transactions with Our Executive Officers, Directors and Beneficial Owners

Employment Agreements

We have entered into employment agreements with our executive officers. These agreements provide for severance benefits and acceleration of the vesting of share options. See “Employment Agreements with Named Executive Officers,” above, for more information regarding these agreements.

Stock Option Awards

For information regarding share option awards granted to our Named Executive Officers and directors, see Executive and Director Compensation section above, including “Outstanding Equity Awards at Fiscal Year End,” “Summary Compensation Table,” “Employment Agreements with Named Executive Officers,” and “Director Compensation.”

Limitation of Liability and Indemnification of Officers and Directors

Our Articles provide that, subject to the BCBCA, we must indemnify and advance expenses of our directors or former directors and their heirs and legal personal representatives against all eligible penalties to which they may be liable, and that we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. The failure of any of our directors or former directors to comply with the BCBCA or our Articles does not invalidate any indemnity to which they are entitled under the provisions of our Articles. The limitation of liability and indemnification provisions that are included in our Articles may discourage shareholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other shareholders. Further, a shareholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification. We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and coverage is provided to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law. Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our Board.

Review, Approval, and Ratification of Transactions with Related Parties

Our Board reviews and approves transactions with directors, officers and Beneficial Owners, each of whom is a related party. Prior to the Board’s consideration of a transaction with a related party, the material facts as to the related party’s relationship or interest in the transaction are disclosed to the Board, and the transaction will not be approved by the Board unless a majority of the directors who are not interested in the transaction approve the transaction. We intend to put into place a related party transactions policy which will require, among other items, that such transactions must be approved by our audit committee or another independent body of the Board.

Indebtedness of Directors and Executive Officers

No current or former executive officer, director or employee of the Company or any of its subsidiaries, or any proposed nominee for election as a director of the Company, or any associate or affiliate of any such executive officer, director, employee or proposed nominee, is or has been indebted to the Company or any of its subsidiaries, or to any other entity that was provided a guarantee, support agreement, letter of credit or other similar arrangement by the Company or any of its subsidiaries in connection with the indebtedness, at any time since the beginning of the most recently completed financial year of the Company.

Management Contracts

Other than as set forth in this Proxy Statement, management functions of the Company or any subsidiary of the Company are not, to any substantial degree, performed by a person other than the directors or executive officers of the Company or its subsidiaries.

Interest of Informed Persons in Material Contracts

Other than as set forth in this Proxy Statement, no proposed nominee for election as a director of the Company, and no greater than 10% shareholder of the Company, nor any associate or affiliate thereof, has had any material interest, direct or indirect, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction that, in either case, has materially affected or will materially affect the Company or any of its subsidiaries.

Interest of Certain Persons or Companies in Matters to Be Acted Upon

Other than as set forth in this Proxy Statement, no director or executive officer of the Company at any time since the beginning of the Company’s most recently completed financial year, no proposed nominee for election as a director of the Company and no associate or affiliate of any such persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Annual Meeting, except for any interest arising from the ownership of shares of the Company where the shareholder will receive no extra or special benefit or advantage not shared on a pro-rata basis by all holders of shares in the capital of the Company.

SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To be eligible for inclusion in the proxy materials for the 2017 Annual General Meeting of Shareholders, shareholder proposals must be received by the Company no later than the close of business on February 26, 2017. Shareholder proposals should be addressed to Northern Power Systems Corp., Attn: Corporate Secretary, 29 Pitman Road, Barre, VT 05641, or to our registered office care of Fasken Martineau DuMoulin LLP, Attn: Northern Power Systems Corp., 2900-550 Burrard Street, Vancouver, British Columbia, V6C 0A3.

ADDITIONAL INFORMATION

Financial information is provided in the Company’s comparative financial statements and Management’s Discussion and Analysis (“MD&A”) for its most recently completed financial year, which accompany these Meeting Materials and are available on the Securities and Exchange Commission’s website at www.sec.gov and on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com, along with additional information relating to the Company.

OTHER MATTERS

The Board of Directors and Management know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Northern Power Systems Corp. (the “Corporation”) FORM OF PROXY (“PROXY”) Annual Meeting August 26, 2016 at 10:00 a.m. Eastern 281 Winter Street, Suite 120, Waltham, MA 02451 (the “Meeting”)

RECORD DATE:	July 22, 2016
CONTROL NUMBER:
SEQUENCE #:
FILING DEADLINE FOR PROXY:	August 24, 2016 at 10:00 a.m. Eastern

VOTING METHOD
INTERNET	Go to www.voteproxyonline.com and enter the 12 digit control number above
FACSIMILE	(416) 595-9593
MAIL or HAND DELIVERY	TSX Trust Company 200 University Avenue, Suite 300, Toronto, Ontario, M5H 4H1

The undersigned hereby appoints Ciel R. Caldwell, Sr VP of Operations & Finance, Corporate Secretary of the Corporation, whom failing Troy C. Patton, President, Chief Executive Officer, or instead of any of them, the following Appointee

Please print appointee name

as proxyholder on behalf of the undersigned with the power of substitution to attend, act and vote for and on behalf of the undersigned in respect of all matters that may properly come before the Meeting and at any adjournment(s) or postponement(s) thereof, to the same extent and with the same power as if the undersigned were personally present at the said Meeting or such adjournment(s) or postponement(s) thereof in accordance with voting instructions, if any, provided below.

- SEE VOTING GUIDELINES ON REVERSE -

RESOLUTIONS – MANAGEMENT VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT ABOVE THE BOXES

1. Number of Directors		FOR	AGAINST
To Set the Number of Directors at 9		☐	☐
2. Election of Directors		FOR	WITHHOLD
a)	Marcus D. Baker	☐	☐
b)	Ciel R. Caldwell	☐	☐
c)	Alexander “Hap” Ellis III	☐	☐
d)	Richard Hokin	☐	☐
e)	William F. Leimkuhler	☐	☐
f)	Robert L. Lentz	☐	☐
g)	Troy C. Patton	☐	☐
h)	John Simon, Ph.D.	☐	☐
i)	Gregory Wolf	☐	☐
3. Appointment of Auditors		FOR	WITHHOLD
Appointment of RSM US LLP as Auditors of the Corporation for the fiscal year ending December 31, 2016		☐	☐

This proxy revokes and supersedes all earlier dated proxies and MUST BE SIGNED

PLEASE PRINT NAME	Signature of registered owner(s) Date (MM/DD/YYYY)

Proxy Voting – Guidelines and Conditions

1.	THIS PROXY IS SOLICITED BY MANAGEMENT OF THE CORPORATION.

2.	THIS PROXY SHOULD BE READ IN CONJUNCTION WITH THE MEETING MATERIALS PRIOR TO VOTING.

3.	If you appoint the Management Nominees to vote your securities, they will vote in accordance with your instructions or, if no instructions are given, in accordance with the Management Voting Recommendations highlighted for each Resolution on the reverse. If you appoint someone else to vote your securities, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose.

4.	This proxy confers discretionary authority on the person named to vote in his or her discretion with respect to amendments or variations to the matters identified in the Notice of the Meeting accompanying the proxy or such other matters which may properly come before the Meeting or any adjournment or postponement thereof.

5.	Each security holder has the right to appoint a person other than the Management Nominees specified herein to represent them at the Meeting or any adjournment or postponement thereof. Such right may be exercised by inserting in the space labeled “Please print appointee name”, the name of the person to be appointed, who need not be a security holder of the Corporation.

6.	To be valid, this proxy must be signed. Please date the proxy. If the proxy is not dated, it is deemed to bear the date of its mailing to the security holders of the Corporation.

7.	To be valid, this proxy must be filed using one of the Voting Methods and must be received by TSX Trust Company before the Filing Deadline for Proxies, noted on the reverse or in the case of any adjournment or postponement of the Meeting not less than 48 hours (Saturdays, Sundays and holidays excepted) before the time of the adjourned or postponed meeting. Late proxies may be accepted or rejected by the Chairman of the Meeting in his discretion, and the Chairman is under no obligation to accept or reject any particular late proxy.

8.	If the security holder is a corporation, the proxy must be executed by an officer or attorney thereof duly authorized, and the security holder may be required to provide documentation evidencing the signatory’s power to sign the proxy.

9.	Guidelines for proper execution of proxy available at www.stac.ca. Please refer to the Proxy Protocol

Proxy Voting – Guidelines and Conditions

TSX Trust Company offers at no cost to security holders, the convenience of secure 24-hour access to all data relating to their account including summary of holdings, transaction history, and links to valuable security holder forms and Frequently Asked Questions.

To register, please visit

www.tsxtrust.com/investorinsite

Click on, “Register Online Now” and complete the registration form. Call us toll free at 1-866-393-4891 with any questions.

Request for Financial Statements

In accordance with securities regulations, security holders may elect to receive Annual Financial Statements, Interim Financial Statements and MD&As.

Instead of receiving the financial statements by mail, you may choose to view these documents on SEDAR at www.sedar.com.

I am currently a security holder of the Corporation and as such request the following:

☐	Annual Financial Statements with MD&A
(Mark this box if you would like to receive Annual Financial Statements and related MD&A)

If you are casting your vote online and wish to receive financial statements, please complete the online request for financial statements following your voting instructions.

If the cut-off has passed, please fax this side to 416-595-9593

☐	Check this box if you wish to receive the selected financial statements electronically and print your email address below

E-mail (optional)

By providing my email address, I hereby acknowledge and consent to all provisions outlined in the following: http://www.voteproxyonline.com/equity/fsred.pdf

Northern Power Systems Corp.

FISCAL YEAR – 2016

www.tsxtrust.com VANCOUVER CALGARY TORONTO MONTRÉAL

Northern Power Systems Corp. (the “Corporation”) VOTING INSTRUCTION FORM (“VIF”) Annual Meeting August 26, 2016 at 10:00 a.m. Eastern 281 Winter Street, Suite 120, Waltham, MA 02451 (the “Meeting”)

RECORD DATE:	July 22, 2016
CONTROL NUMBER:
SEQUENCE #:
FILING DEADLINE FOR VIF:	August 24, 2016 at 10:00 a.m. Eastern

VOTING METHOD
INTERNET	Go to www.voteproxyonline.com and enter the 12 digit control number above
FACSIMILE	(416) 595-9593
MAIL or HAND DELIVERY	TSX Trust Company 200 University Avenue, Suite 300, Toronto, Ontario, M5H 4H1

The undersigned hereby appoints Ciel R. Caldwell, Sr VP of Operations & Finance, Corporate Secretary of the Corporation, whom failing Troy C. Patton, President, Chief Executive Officer, or instead of any of them, the following Appointee

Please print appointee name

as proxyholder on behalf of the undersigned with the power of substitution to attend, act and vote for and on behalf of the undersigned in respect of all matters that may properly come before the Meeting and at any adjournment(s) or postponement(s) thereof, to the same extent and with the same power as if the undersigned were personally present at the said Meeting or such adjournment(s) or postponement(s) thereof in accordance with voting instructions, if any, provided below.

- SEE VOTING GUIDELINES ON REVERSE -

RESOLUTIONS – MANAGEMENT VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT ABOVE THE BOXES

1. Number of Directors	FOR	AGAINST
To Set the Number of Directors at 9	☐	☐
2. Election of Directors	FOR	WITHHOLD
a) Marcus D. Baker	☐	☐
b) Ciel R. Caldwell	☐	☐
c) Alexander “Hap” Ellis III	☐	☐
d) Richard Hokin	☐	☐
e) William F. Leimkuhler	☐	☐
f) Robert L. Lentz	☐	☐
g) Troy C. Patton	☐	☐
h) John Simon, Ph.D.	☐	☐
i) Gregory Wolf	☐	☐
3. Appointment of Auditors	FOR	WITHHOLD
Appointment of RSM US LLP as Auditors of the Corporation for the fiscal year ending December 31, 2016	☐	☐

This VIF revokes and supersedes all earlier dated proxies and MUST BE SIGNED

PLEASE PRINT NAME	Signature of beneficial owner(s) Date (MM/DD/YYYY)

Voting Instructions – Guidelines and Conditions

The Corporation is providing you the enclosed proxy-related materials for their security holder Meeting. Your name, address and information about your security holdings have been obtained in accordance with applicable securities regulations from the intermediary holding them on your behalf (which is identified by name, code or identifier in the information on the top right corner on the reverse). The Voting Instruction Form (“VIF”) is to enable your vote to be submitted on the stated matters. Please complete, sign, date and return the VIF. Unless you appoint yourself or a delegate to attend the Meeting and vote, your securities can be voted only by Management Nominees in accordance with your instructions.

We are prohibited from voting these securities on any of the matters to be acted upon at the Meeting without your specific voting instructions.

The completed VIF should be delivered to TSX Trust Company*, in the envelope provided or by fax to (416) 595-9593. Alternatively, if available, you may vote online at www.voteproxyonline.com. The matters to be voted on at the Meeting are set out on the reverse.

By providing voting instructions as requested, you are acknowledging that you are the beneficial owner of, and are entitled to instruct us with respect to the voting of, these securities.

THIS VOTING INSTRUCTION FORM MUST BE READ IN CONJUNCTION WITH THE MEETING MATERIAL. YOUR VOTING INSTRUCTIONS MUST BE RECEIVED NO LATER THAN THE DEADLINE SPECIFIED ON THE REVERSE IN THE UPPER LEFT SECTION OF THE VIF OR THE EQUIVALENT TIME BEFORE THE TIME AND DATE OF ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

Voting Instructions and Authority - Notes

1.	If you appoint the Management Nominees to vote your securities, they will vote in accordance with your instructions or, if no instructions are given, in accordance with the Management Voting Recommendation highlighted for each Resolution on the reverse. If you appoint someone else to vote your securities, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose.

2.	The appointment of the Management Nominees or another Appointee gives them discretion to vote on any other matters that may properly come before the Meeting.

3.	If Internet voting is available, you can provide your voting instructions on the website noted overleaf.

4.	To be valid, this VIF must be signed. Please date the VIF. If the VIF is not dated, it is deemed to bear the date of mailing to the security holders of the Corporation.

5.	This form does not convey any right to vote in person at the Meeting. We urge you to read the above instructions, and the Information Circular prior to completing, signing and returning the VIF so that your securities can be voted.

6.	Guidelines for proper execution of proxy/VIF available at www.stac.ca. Please refer to the Proxy Protocol

For assistance, please contact TSX Trust Company*

Mail:	TSX Trust Company.*
200 University Avenue, Suite 300
Toronto, ON
M5H 4H1
Telephone:	(416) 361-0930
Facsimile:	(416) 595-9593

Email:	TMXEInvestorServices@tmx.com

www.tsxtrust.com

VANCOUVER    CALGARY    TORONTO    MONTRÉAL

Appointing yourself or someone else to vote your securities

If you want to attend the Meeting and vote in person at the Meeting or appoint another person to do so, write your name or the name of the person attending the Meeting in the space labeled “Please print appointee name” on the VIF and return it. Unless prohibited by law, the person whose name is written in the space provided will have full authority to present matters to the Meeting and vote on all matters that are presented at the Meeting, even if those matters are not set out in this form or the information circular. Consult a legal advisor if you wish to modify the authority of that person in any way. When you or your Appointee arrives at the Meeting, they should give their name to the scrutineers and state that they are a proxy appointee. The Appointee must attend the Meeting in order for your securities to be voted.

Request for Financial Statements

In accordance with securities regulations, security holders may elect to receive Annual Financial Statements, Interim Financial Statements and MD&As.

Instead of receiving the financial statements by mail, you may choose to view these documents on SEDAR at www.sedar.com.

I am currently a security holder of the Corporation and as such request the following:

☐	Annual Financial Statements with MD&A (Mark this box if you would like to receive Annual Financial Statements and related MD&A)

If you are casting your vote online and wish to receive financial statements, please complete the online request for financial statements following your voting instructions.

If the cut-off has passed, please fax this side to 416-595-9593

☐	Check this box if you wish to receive the selected financial statements electronically and print your email address below

E-mail (optional)

By providing my email address, I hereby acknowledge and consent to all provisions outlined in the following: http://www.voteproxyonline.com/equity/fsred.pdf

Northern Power Systems Corp.

FISCAL YEAR – 2016